Exhibit 99.1

Senomyx, Inc. Announces Resignation of Chief Financial Officer and

Promotion of New Vice President of Finance

SAN DIEGO, CA - June 9, 2017 – Senomyx, Inc. (NASDAQ: SNMX), a leading company using proprietary taste science technologies to discover, develop, and commercialize novel flavor ingredients and natural high intensity sweeteners for the food, beverage, and ingredient supply industries, announced today that Tony Rogers has resigned from his position as Senior Vice President and Chief Financial Officer for personal reasons, effective July 28, 2017. He will continue as an advisor until December 22, 2017 to ensure a smooth transition to his successor.

“For family and personal reasons I have made the very difficult decision to resign from my position with Senomyx,” said Tony Rogers, Senior Vice President and Chief Financial Officer. “I remain confident that the team will continue to execute on our strategy and the Company will enjoy renewed success in the future.”

“The Board and the Management team are thankful for Tony’s leadership over the past fifteen years. He built a strong finance team, helped lead our transition to a public company and played an important role in implementing our strategic initiatives. We understand and support his decision to step down for family reasons and wish him well in his future endeavors,” said John Poyhonen, President and Chief Executive Officer.

Dave Humphrey has been promoted to Vice President of Finance, effective immediately. He joined Senomyx in 2012 as the Senior Director, Finance and Controller and has been an instrumental member of the Finance team. Prior to joining the Company, he held finance and accounting positions and consulted at numerous biotechnology and medical device companies, in addition to founding a financial planning practice. Mr. Humphrey holds a Bachelor of Science with Honors in Accountancy from the University of Illinois at Urbana-Champaign and is a Certified Public Accountant (CPA) in California.

“Senomyx is fortunate to have Dave Humphrey ready to take the leadership role in Finance. He has been groomed over the past five years as part of our succession planning process and possesses the knowledge, experience and skills needed to execute our strategy,” Poyhonen concluded.

About Senomyx, Inc.

Senomyx discovers novel flavor ingredients and natural high intensity sweeteners that allow food and beverage companies to create better-for-you products.  Under its direct sales program, Senomyx sells its Complimyx® brand flavor ingredients, Sweetmyx®, Savorymyx®, and Bittermyx®, to flavor companies for use in a wide variety of foods and beverages.  In addition, Senomyx has partnerships with leading global food, beverage, and ingredient supply companies, which are currently marketing products that contain Senomyx's flavor ingredients.  For more information, please visit www.senomyx.com.

Contact

Tony Rogers

Senior Vice President &

Chief Financial Officer

Senomyx, Inc.

858-646-8304

tony.rogers@senomyx.com

Forward-Looking Statements

Information presented in this communication contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including, but not limited to, the development, growth and expansion of the Company’s business, the Company’s intent, belief, or current expectations, primarily with respect to the Company’s future operating performance, and the product the Company expects to offer and other statements regarding matters that are not historical facts, are forward-looking statements. Forward-looking statements generally can be identified by words such as “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue,” or the negative of such terms, or other comparable terminology. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect the Company’s operations and may cause the Company’s actual actions, results, financial condition, performance or achievements to be substantially different from any future actions, results, financial condition, performance or achievements expressed or implied by any such forward-looking statements. Those factors include, but are not limited to, (i) general economic and business conditions; (ii) changes in market conditions; (iii) changes in regulations; (iv) actual or potential takeover or other change-of-control threats; (v) the effect of merger or acquisition activities; (vi) changes in the Company’s plans, strategies, targets, objectives, expectations or intentions; and (vii) other risks, uncertainties and factors indicated from time to time in the Company’s reports and filings with the SEC including, without limitation, most recently the Company’s Annual Report on Form 10-K for the period ended December 31, 2016, under the heading Item 1A - “Risk Factors” and the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The forward-looking statements speak only as of the date on which they are made and the Company does not intend, and undertakes no obligation to update or publicly release any revision to any such forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance or otherwise, except as required by law.